Exhibit 10.8

AMENDMENT TO THE USAGE AGREEMENT

This Amendment, dated as of May 7, 2025 (this “Amendment”) to the USAGE AGREEMENT, dated as of November 14, 2024 (the “Usage Agreement”) is entered into by and between Humble Imports Inc d/b/a E.C.D. Automotive Design, a Florida corporation (“ECD”) and Member Hubs Palm Beach, LLC, a Delaware limited liability company (“ODC PB”). ECD and ODC PB are collectively referred to herein as the “parties” or individually as a “party.” All capitalized and other defined terms used in this Amendment and not otherwise defined herein have the respective meanings given to them in the SPA.

RECITALS

WHEREAS, ECD and ODC PB are parties to that certain Strategic Partnership Agreement, dated as of November 14, 2024 (the “SPA”);

WHEREAS, pursuant to SPA, ECD and ODC PB entered into the Usage Agreement;

WHEREAS, ECD and ODC PB desire to amend the Usage Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Section 1.(c) of the Usage Agreement - ECD Stock Issuance; Build-Out Deposit. Section 1.(c) of the Usage Agreement is hereby amended and restated in its entirety to read as follows:

(c) ECD Stock Issuance; Build-Out Deposit. ECD shall issue (or caused to be issued) to ODC PB 725,000 unrestricted shares of ECD capital stock (the “ECD Stock”); provided, however, that if the value of the ECD Stock is less than $217,500 as of 5:00 pm ET on the Deposit Date, ECD shall issue to ODC PB that certain number of additional unrestricted shares of ECD capital stock such that the aggregate value of the ECD Stock issued is equal to or greater than $217,500. During the duration the Build Out, ODC PB shall periodically sell portions of the ECD Stock in order to satisfy the Build-Out Payment Obligations.

2. Representations and Warranties of ECD. ECD hereby represents and warrants to ODC PB that each of the following representations and warranties are true, correct and complete as of the date of this Amendment and as of the Closing Date:

(a) ECD has all requisite corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated thereby. The execution and delivery by ECD of this Amendment and the consummation by ECD of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ECD. No other corporate proceedings on the part of ECD are necessary to authorize this Amendment or to consummate the transactions contemplated by this Amendment. This Amendment has been duly executed and delivered by ECD and, assuming the due authorization, execution and delivery by each of the other parties hereto, this Amendment constitutes a legal, valid and binding obligation of ECD, enforceable against ECD in accordance with its terms.

(b) The execution, delivery or performance by ECD of this Amendment or the consummation by ECD of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with the contravene or conflict with the organizational or constitutive documents of ECD, or (b) contravene or conflict with or constitute a violation of any provision of any applicable law or court order binding upon or applicable to ECD.

3. Representations and Warranties of ODC PB. ODC PB hereby represents and warrants to ECD that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

(a) ODC PB has all requisite corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby. The execution and delivery by ODC PB of this Amendment and the consummation by ODC PB of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ODC PB. No other corporate proceedings on the part of ODC PB are necessary to authorize this Amendment or to consummate the transactions contemplated by this Amendment. This Amendment has been duly executed and delivered by ODC PB and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, this Amendment constitutes a legal, valid and binding obligation of such ODC PB, enforceable against ODC PB in accordance with its terms.

(b) The execution, delivery and performance by ODC PB of this Amendment or the consummation by ODC PB of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with the organizational or constitutive documents of ODC PB, or (b) contravene or conflict with or constitute a violation of any provision of any law or court order binding upon or applicable ODC PB.

4. Miscellaneous.

(a) Entire Agreement. The SPA and the Usage Agreement, as amended by this Amendment, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

(b) Ratification. Except as amended hereby, the terms and provisions of the SPA and the Usage Agreement shall remain unchanged and in full force and effect. In the event of any conflict between the terms of the SPA or the Usage Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control.

(c) Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

(d) Governing Law. This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of ‘New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the day and year first above written.

ECD AUTOMOTIVE DESIGN, INC..

By:	/s/ Benjamin Piggott
	Name:	Benjamin Piggott
	Title:	Chief Financial Officer

MEMBER HUBS PALM BEACH, LLC

By:	/s/ John Belniak
	Name:	John Belniak
	Title:	Authorized Signatory

[Signature Page to Amendment to Usage Agreement]

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